EXHIBIT  23.1

                        INDEPENDENT ACCOUNTANTS' CONSENT

The Board of Directors
Lycos, Inc.:

We consent to the incorporation by reference in this registration statement on Form S-8 of Lycos, Inc. of our report dated August 18, 1998, relating to the balance sheets of Lycos, Inc. as of July 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended July 31, 1998, which report appears in the annual report on Form 10K/A of Lycos, Inc.



                                              /s/ KPMG LLP


Boston, Massachusetts
September 24, 1999